EXHIBIT 3.50

State of California
Secretary of State

LIMITED LIABILITY COMPANY
ARTICLES OF ORGANIZATION – CONVERSION

IMPORTANT – Read all instructions before completing this form

CONVERTED ENTITY INFORMATION

1.

NAME OF LIMITED LIAIBLITY COMPANY (End the name with the words “Limited Liability Company,” or the abbreviations “LLC” or “L.L.C.” The words “Limited” and “Company” may be abbreviated to “Ltd.” And “Co.”, respectively.

RTM West, LLC

2.	THE PURPOSE OF THE LIMITED LIABILITY COMPANY IS TO ENGAGE IN ANY LAWFUL ACT OR ACTIVITY FOR WHICH A LIMITED LIABLITY COMPANY MAY BE ORGANIZED UNDER THE BEVERLY-KILLEA LIMITED LIABILITY COMPANY ACT.

3.	THE LIMITED LIABILITY COMPANY WILL BE MANAGED BY (Check only one)
	☐ ONE MANAGER	☒ MORE THAN ONE MANAGER	☐ ALL LIMITED LIABILITY COMPANY MEMBER(S)

4.	MAILING ADDRESS OF THE CHIEF EXECUTIVE OFFICE	CITY AND STATE	ZIP CODE
	1155 Perimeter Center West, Suite 1200	Atlanta, Georgia	30338

5.

NAME OF AGENT FOR SERVICE OF PROCESS (If the agent is an individual, the agent must reside in California and both Items 5 and 6 must be completed. If the agent is a corporation, the agent must have on file with the California Secretary of State a certificate pursuant to Corporations Code section 1505 and Item 5 must be completed (leave Item 6 blank).)

Corporation Service Company which will do business in California as CSC-Lawyers Incorporating Service

6.	IF AN INDIVIDUAL, ADDRESS OF AGENT FOR SERVICE OF PROCESS IN CA	CITY	STATE	ZIP CODE
CA

CONVERTING ENTITY INFORMATION

7.	NAME OF CONVERTING ENTITY
RTM West, Inc.

8.	FORM OF ENTITY	9. JURISDICTION	10. CA SECRETARY OF STATE FILE NUMBER, IF ANY
	Corporation	CA	C0693385

11.

THE PRINCIPAL TERMS OF THE PLAN OF CONVERSION WERE APPROVED BY A VOTE OF THE NUMBER OF INTERESTS OR SHARES OF EACH CLASS THAT EQUALED OR EXCEEDED THE VOTE REQUIRED. IF TA VOTE WAS REQUIRED, PROVIDE THE FOLLOWING FOR EACH CLASS:

STATE THE CLASS AND NUMBER OF OUTSTANDING INTERESTE ENTITLED TO VOTE AND THE PERCENTAGE VOTE REQUIRED OF EACH CLASS
Common – 25,000			Majority

ADDITIONAL INFORMATION

12.	ADDITIONAL INFORMATION SET FORTH ON THE ATTACHED PAGES, IF ANY, IS INCORPORATED HEREIN BY THIS REFERENCE AND MADE A PART OF THIS CERTIFICATE.

13.

I CERTIFY UNDER PENALTY OF PERJURY UNDER THE LAWS OF THE STATE OF CALIFORNIA THAT THE FOREGOING IS TRUE AND CORRECT OF MY OWN KNOWLEDGE. I DECLARE I AM THE PERSON WHO EXECUTED THIS INSTRUMENT, WHICH EXECUTION IS MY ACT AND DEED.

12-18-2007

DATE

/s/ NILS H. OKESON	Nils H. Okeson, General Counsel & Secretary

SIGNATURE OF AUTHORIZED PERSON	TYPE OR PRINT NAME AND TITLE OF AUTHORIZED PERSON

/s/ ROBERT Q. JONES, JR.	Robert Q. Jones, Jr., Vice President & Asst. Sec.

SIGNATURE OF AUTHORIZED PERSON	TYPE OR PRINT NAME AND TITLE OF AUTHORIZED PERSON

APPROVED BY SECRETARY OF STATE